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                                                                   EXHIBIT 10.27

                        INDEPENDENT CONTRACTOR AGREEMENT

      THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into this 1st day of October 2002, by and between Edison Schools Inc. a Delaware corporation whose current business address is: 521 5th Avenue, 11th Floor, NY, NY 10175 ("Edison"); and EMPOWERMENT MINISTRIES (hereinafter referred to as the "Contractor").

      WHEREAS, the Company desires to retain the Contractor to provide certain services on behalf or for the benefit of the Company; and

      WHEREAS, the Contractor desires to be retained by the Company and render certain services described below to the Company in connection with the business of the Company; and

      WHEREAS, the parties desire to set forth the terms and conditions under which the Contractor shall provide the services described below.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein provided, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and as a condition to, and in consideration of, the engagement of the Contractor by the Company, the parties hereto, intending to be legally bound, agree as follows:

1. RECITALS. Each of the foregoing recitals is true and correct and is incorporated herein by reference.


2. ENGAGEMENT. During the term of this Agreement, the Company shall retain the Contractor to provide the following services to the Company on an "as needed" basis upon the terms and conditions set forth in this Agreement:


      Contractor shall provide to the Company, through its employee Rev. Floyd
      H. Flake, assistance with company events, meetings with senior political and educational leaders and various clients up to three days per month.

3. DUTIES. The Contractor shall faithfully perform and discharge all tasks and duties assigned to him by the Company in connection and consistent with the services to be provided by the Contractor pursuant to this Agreement.

      In providing the services contemplated by this Agreement, the Contractor shall maintain a standard of care at least equivalent to that customarily provided in his industry or field. Throughout the term of this Agreement, the Contractor shall have obtained and maintain any and all licenses, certifications, registrations or other credentials and comply with any and all applicable continuing education requirements necessary under or required by any applicable laws, rules, regulations or ordinances to perform the services contemplated under this Agreement and shall immediately notify the Company if any such licenses, certifications, registrations

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and/or credentials are restricted, revoked or limited in any way during the term of this Agreement. The Contractor further agrees that, at all times, it shall comply with any and all applicable laws, rules, regulations, ordinances and/or ethical standards when performing the services and duties contemplated under this Agreement.

      During the term of this Agreement, the Company will not directly supervise the work of the Contractor. Instead, the Company is only concerned with the final product of the Contractor's efforts. Accordingly, the manner and method by which the services contemplated under this Agreement are to be provided shall be within the Contractor's sole discretion.

      During the term of this Agreement, the Contractor will report directly to Jim Howland, who shall act as the liaison between the Contractor and the Company.

4. COMPENSATION. As compensation for all services performed by the Contractor under this Agreement, the Contractor shall be paid at a rate of six thousand dollars ($6,000.00) per month (the "Contractor fees"). The Contractor shall be issued a 1099 for the amounts paid pursuant to this Agreement.


Consultant will invoice the Company on a monthly basis for Contractor Fees which invoices will be due and payable forty-five days after receipt by the Company. Such invoices shall include details regarding daily work for each week Consultant claims compensation. Such invoices shall be sent to the Company to the attention of Jim Howland.

5. INDEPENDENT CONTRACTOR. All services contemplated under this Agreement will be rendered by the Contractor as an independent contractor. The Contractor is not and shall not be deemed to be a partner, employee, or agent of the Company and shall not in any way represent himself to be an employee, partner, joint venturer, agent or officer with or of the Company.

      The Company acknowledges and understands that the Contractor maintains his own practice and provides services to individuals and entities that are not clients of the Company. During the term of this Agreement, the Contractor is free to and may provide such services to any individual or entity that is not a client of the Company so long as such other services (i) do not conflict or interfere with the performance of the services to be provided by the Contractor pursuant to this Agreement, or (ii) create a conflict of interest.


6. TAXES ON COMPENSATION PAID TO THE CONTRACTOR. The Contractor acknowledges and agrees that it is solely responsible and liable for the filing of all tax returns and the payment of all taxes, contributions, and other payments relating to the Contractor's business and services. The Company will not deduct, withhold or pay, and the Contractor shall be solely responsible for (i) U.S. FICA, FUTA, Medicare, federal, state or local income, employment, or wage taxes, (ii) workers' compensation insurance premiums, (iii) state liability insurance, (iv) unemployment benefit insurance, (v) professional malpractice insurance, and (vi) any other payments that ordinarily are submitted or withheld by an employer on behalf of an


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employee (including, without limitation, any penalties or fines which may be assessed at any time). The Company shall report payments to the Contractor for services rendered pursuant to this Agreement to the IRS as payments to an independent contractor, and the Contractor shall be solely responsible for all reporting and record keeping requirements applicable to independent contractors.

      The Contractor further agrees to indemnify and hold harmless the Company from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental agency against the Company for any amounts claimed due on account of this Agreement or pursuant to claims made under any applicable tax laws and any costs, expenses or damages sustained by the Company by reason of such claims, including, but not limited to, any amounts paid by the Company as taxes, attorney's fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise for the Contractor's share of any applicable tax.

7. TERM AND TERMINATION. This Agreement shall become effective on October 1, 2003 and shall continue until terminated by the Contractor or the Company. Notwithstanding anything in this Agreement to the contrary, any party may immediately terminate this Agreement at any time and for any reason, by giving the other party written notice, as provided in Section 15 below.

No termination of this agreement, however brought about, shall deprive Consultant of the right to receive fees, expenses and reimbursement contemplated by Sections 4, thereof that have been accrued but have not been paid prior to Consultant with respect to any period prior to such termination.

8. CONFIDENTIAL INFORMATION AND TRADE SECRETS. The Contractor acknowledges and agrees that during the term of this Agreement, it will have access to, and may be entrusted and required to work with confidential, proprietary and/or trade secret information belonging to the Company, including, but not limited to the following: (1) business plans, expansion plans and other plans of the Company,
(3) internal procedures, (4) programs, (5) research reports, (6) forms, (7) lists of and information relating to actual or prospective clients of the Company, (8) training materials, (9) business methodologies, (10) specialized computer programs, (11) employment lists and other information regarding employees, independent contractors, agents, consultants and other personnel of the Company, among other confidential and/or proprietary information and trade secrets (hereinafter collectively referred to as the "Company's Information"). The Contractor also acknowledges and agrees that during the term of this Agreement, it will have access to, be entrusted and required to work with confidential and/or proprietary information and trade secrets of the Company's clients and other third parties, which confidential and/or proprietary information and trade secrets the Company is under an obligation to protect and keep confidential (hereinafter collectively referred to as the "Third Party Information").

      The Contractor acknowledges and agrees that all of the Company's Information and Third Party Information is confidential, proprietary and/or constitutes trade secrets. The Contractor


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covenants and agrees that it will never at any time, either during or after the term of this Agreement, directly or indirectly, use, publish, disseminate, distribute or otherwise disclose to anyone, any of the Company's Information and Third Party Information.


      The Contractor further covenants and agrees that it will not use any of the Company's Information and Third Party Information for any purpose other than in the course and scope of performing the services contemplated under this Agreement and for the exclusive benefit of the Company. The Contractor also covenants and agrees that it will take all steps necessary, and all steps requested by the Company, to ensure that the Company's Information and Third Party Information is kept secret and confidential and for the sole use and benefit of the Company.

      The Contractor agrees that the improper and/or unauthorized disclosure of any of the Company's Information and Third Party Information both during and after the term of this Agreement, or use of any the of the Company's Information and Third Party Information for the Contractor's own benefit would constitute misappropriation of the Company's Information and Third Party Information.

      All documents and materials that the Contractor prepares, and the Company's Information and Third Party Information that may be given or entrusted to the Contractor in the course of performing the services contemplated under this Agreement are and shall remain the sole property of the Company. All copies of any of the Company's Information and Third Party Information that may be given or entrusted to or otherwise acquired by the Contractor shall be immediately returned to the Company upon demand.

      The Contractor further agrees that upon the termination of this Agreement for any reason, it shall return to the Company any and all of the Company's Information and Third Party Information (including all copies thereof) within the Contractor's possession, custody, or control which have been entrusted to the Contractor in the performance of his duties under this Agreement or otherwise acquired or obtained by the Contractor.

      The Contractor acknowledges and agrees that the Company's Information and Third Party Information derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use. Such information is and has been the subject of efforts that are reasonable under the circumstances to maintain its confidentiality.

9. NON-COMPETE AND NON-SOLICITATION OF CLIENTS. The Contractor agrees that during the term of this Agreement and for a period of twelve (12) months thereafter, it will not, either individually or jointly, directly or indirectly, either as an employee, employer, operator, agent, independent contractor, owner, consultant, partner, investor or otherwise, provide to any actual or prospective client of the Company serviced by the Contractor or with whom the Contractor has otherwise dealt while performing the services contemplated under this Agreement any products or services that compete with the products and services offered by the Company from time to time.



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      Additionally, the Contractor agrees that during the term of this Agreement and for a period of twelve (12) months thereafter, it will not, directly or indirectly, call upon or solicit, either for the Contractor or for any other person or entity, any clients or accounts of the Company, nor shall the Contractor make known to any other person or entity, either directly or indirectly, the names and addresses of and other pertinent information relating to any such clients or accounts, or any confidential information relating to any of them.

      The Contractor agrees that this covenant not to compete and not to solicit clients is reasonable and necessary to protect the Company's legitimate business interests, including, without limitation, the confidential business or professional information and trade secrets of the Company, the substantial relationships between the Company and its clients, and the goodwill of the Company. The Contractor also agrees that the 12-month duration of this covenant not to compete and not to solicit clients is reasonable. The Contractor further agrees that the enforcement of this covenant not to compete and not to solicit clients, whether by injunctive relief, damages, or otherwise, is in no way contrary to the public health, safety and welfare.

      Notwithstanding anything in this Agreement to the contrary, the provisions in this Paragraph 9 shall not apply to (i) clients of the Company that the Contractor referred to the Company, and (ii) clients of the Company that the Contractor, in the future, will refer to the Company. Additionally, notwithstanding anything in this Agreement to the contrary, the provisions of this Paragraph 9 shall not prohibit the Contractor, after the termination of this Agreement, from working as an employee directly for any client of the Company.

10. NON-SOLICITATION OF EMPLOYEES. The Contractor agrees that during the term of this Agreement and for a period of twelve (12) months thereafter, it will not, directly or indirectly, himself or through any individual or entity, solicit, hire, retain, engage, induce or attempt to induce away, or aid, assist or abet any other person or entity in soliciting, hiring, retaining, engaging, inducing or attempting to induce away from his/her employment or association with the Company any employee, independent contractor, agent, consultant or other personnel of the Company or otherwise disrupt, impair, damage or interfere with the Company's relationship with any employee, independent contractor, agent, consultant or other personnel of the Company.

      The Contractor Associate agrees that this covenant not to solicit employees is reasonable and necessary to protect the Company's legitimate business interests, that the 12-month duration of said covenant is reasonable, and that enforcement of said covenant, whether by an action for injunctive relief, damages, or otherwise, is in no way contrary to the public health, safety or welfare.


11. ENFORCEMENT. The Contractor acknowledges and agrees that the covenants and undertakings contained in Paragraphs 8, 9 and 10 above relate to matters that are of a special, unique and extraordinary character and that a violation or breach of any of the terms of Paragraphs 8, 9 and 10 above will cause irreparable injury to the Company, the amount of that will be impossible to estimate or determine, and which cannot be adequately compensated.


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Therefore, the Contractor agrees that the Company shall be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable relief from any court of competent jurisdiction, restraining any actual or threatened violation of any of the covenants contained in Paragraphs
8, 9 and 10 above by the Contractor and such other persons as the court shall order. Nothing in this Paragraph 11 shall be construed to limit or prohibit the Company from seeking any other remedies, including, but not limited to damages, attorneys' fees and costs, available to it for the actual or threatened violation of the covenants contained in Paragraphs 8, 9 and 10 above. The Contractor further agrees that the covenants contained in Paragraphs 8, 9 and 10 above shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Contractor against the Company, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement of the covenants in Paragraphs 8, 9 and 10 above.

12. NO EMPLOYEE BENEFITS The Contractor agrees that during the term of this Agreement and thereafter, it and any members of his family shall not be entitled to receive and shall not be eligible for any benefits of employment generally available to the Company's employees or their family members. Even if the Contractor is determined or adjudged to be a common or statutory law employee of the Company, the Contractor agrees to the following: (i) the Contractor shall not receive, and will not be eligible to receive, any employee benefits from the Company; (ii) any and all offers to the Contractor of employee benefits are hereby expressly declined; and (iii) if permitted by law and to the full extent permitted by law, all of the Contractor's rights, if any, to employee benefits are hereby waived. The employee benefits to which this acknowledgment, agreement, declination, and waiver apply include, but are not limited to, the following benefits which may currently, or hereafter, be offered by the Company or any of its affiliates under any agreement, plan, program, arrangement, or otherwise: health, sickness, accident, dental, life, disability, accidental death and dismemberment, and professional malpractice coverage, whether insured or self-insured, disability, severance, vacation and other paid time off, reimbursement of expenses, profit sharing, cafeteria plans, pension, 401(k), and all other types of retirement plans or programs.

13. INDEMNIFICATION The Contractor hereby indemnifies and holds harmless the Company, its partners, subsidiaries, affiliates, successors and assigns, and each of their officers, directors, agents, contractors, subcontractors and employees (collectively referred to as the "Indemnitees"), against and from any and all claims, liabilities, damages, fines, penalties or costs of whatsoever nature (including reasonable attorneys' fees), and whether by reason of death of or injury to any person or loss of or damage to any property or otherwise (and including. without limitation, any tax or benefit liability, fines or penalties which may be claimed, asserted or imposed by any governmental authority based upon payment of fees to the Contractor), arising out of or in any way connected with (i) this Agreement, (ii) the services to be provided by the Contractor pursuant to this Agreement, or (iii) any related act or failure to act by Contractor, whether or not occurring during the term of this Agreement or occasioned or contributed to by the negligence of the Company or any agent or employee of the Indemnitees, or any of them (except as and to the extent otherwise prohibited by applicable law).

14. OTHER OBLIGATIONS. The Contractor represents and warrants to the Company that



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he currently is under no contract or agreement, nor has it previously executed any documents whatsoever with any other person, firm, association, or corporation that will, in any manner, prevent the Contractor from providing the services contemplated under this Agreement.

15. NOTICES. All notices, requests, demands or other communications to be given or made pursuant to this Agreement shall be in writing and shall be addressed as follows:


                        Empowerment Ministries, Inc.
                        1 Langley Lane
                        Old Westbury, New York 11568

                        Edison Schools Inc.
                        Attn: General Counsel
                        521 Fifth Avenue, 11th floor
                        New York, New York 10175

16. MISCELLANEOUS.

      A. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the Contractor's engagement by the Company, and the other subject matters contained herein, expressly superseding all prior written, oral or implied agreements and understandings.


      B. WAIVER. The waiver by any party of any breach of any covenant or condition of this Agreement shall not be construed as a waiver of any subsequent breach of such covenant or condition or of the breach of any other restrictive covenant or condition contained in this Agreement.


      C. HEADINGS. Any section or paragraph title or caption contained in this Agreement is for convenience only, and in no way defines, limits or describes the scope or intent of this Agreement or any of the provisions hereof.


      D. SUCCESSORS. The Company may assign the rights and benefits given to it in this Agreement, and this Agreement shall survive any sale of assets, merger, consolidation, or other change in the corporate structure of the Company. The duties of the Contractor hereunder are personal in nature and, therefore, may not be assigned.


      E. SEVERABILITY. If any term, condition, or provision of this Agreement shall be found to be illegal or unenforceable to any extent for any reason, such provision shall be modified or deleted so as to make the balance of this Agreement, as modified, valid and enforceable to the fullest extent permitted by applicable law.


      F. AMENDMENT OR MODIFICATION. This Agreement shall not be amended, revoked, altered or modified in whole or in part, except by an agreement in writing signed by the parties.

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      G. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of conflicts of laws, and venue shall be in New York County, New York.


      H. CONSTRUCTION. This Agreement shall not be construed against any party by reason of the fact that the party may be responsible for the drafting of this Agreement or any provision hereof.


      I. ASSIGNMENT. This Agreement shall not be assignable by any party except as described below and, subject to such limitation, shall inure to the benefit of and be binding upon each party hereto and their respective successors. This Agreement may not be assigned by either party without the written consent of the other party.


      J. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.


      K. KNOWLEDGE OF RIGHTS AND DUTIES. The parties have carefully reviewed and completely read all of the provisions of this Agreement and understand and have been advised that they should consult with their own legal counsel for any and all explanations of their rights, duties, obligations and responsibilities hereunder.






                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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      IN WITNESS WHEREOF, the parties have executed this Agreement on the dates below indicated.

                                                 EDISON SCHOOLS INC.
                                                 COMPANY

                                                 By:   /s/ H.Christopher Whittle
                                                    ----------------------------
                                                 Name: H. Christopher Whittle

                                                 Its: Chief Executive Officer

                                                 Date: February 26, 2003



                                                 EMPOWERMENT MINISTRIES, INC.
                                                 CONTRACTOR
                                                 EIN # 06-1514797

                                                 By:      /s/ Floyd H. Flake
                                                    ----------------------------

                                                 Name: Floyd H. Flake

                                                 Its: President

                                                 Date: February 25, 2003